SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2003

WESTERN WIRELESS CORPORATION (Exact name of registrant as specified in its charter)

Washington	000-28160	91-1638901

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3650 131st Avenue S.E. Bellevue, Washington	98006

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(425) 586-8700

(Former Name or Former Address, if Changes Since Last Report)

Item 5. Other Events

     On October 29, 2003, Western Wireless Corporation (“Western Wireless”) entered into an underwriting agreement with J.P. Morgan Securities Inc., pursuant to which Western Wireless will issue and sell 12 million shares of its Class A common stock, no par value per share, to J.P. Morgan Securities Inc. The offered shares are registered under a shelf registration statement on Form S-3 (File No. 333-108723) that was declared effective by the Securities and Exchange Commission on September 24, 2003. The underwriting agreement between Western Wireless and J.P. Morgan Securities Inc. and an opinion of counsel related to the validity of the shares of Class A common stock to be issued in the offering are filed as exhibits to this report and are incorporated by reference into this report and into the shelf registration statement.

Item 7. Financial Statements & Exhibits

     (c)  Exhibits

Exhibit No.	Description of Exhibit

1	Underwriting Agreement, dated October 29, 2003, between Western Wireless Corporation and J.P. Morgan Securities Inc.
5	Opinion of Preston Gates & Ellis LLP regarding the validity of the shares offered
23	Consent of Preston Gates & Ellis LLP (included in Exhibit 5)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN WIRELESS CORPORATION (Registrant)

Date: October 31, 2003	By:	/s/ Jeffrey A. Christianson Jeffrey A. Christianson Senior Vice President and General Counsel